Exhibit 99.1

Strong Execution Drives Microsoft First Quarter Results

Windows 10 running on 110 million devices; Commercial cloud annualized revenue run rate exceeds $8.2 billion

REDMOND, Wash. — October 22, 2015 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2015:

•	Revenue was $20.4 billion GAAP, and $21.7 billion non-GAAP
•	Operating income was $5.8 billion GAAP, and $7.1 billion non-GAAP
•	Net income was $4.6 billion GAAP, and $5.4 billion non-GAAP
•	Earnings per share was $0.57 GAAP, and $0.67 non-GAAP

Non-GAAP financial results exclude the deferral and recognition of revenue primarily related to Windows 10.

During the quarter, Microsoft announced a 16% increase in its quarterly dividend to $0.36 and returned $6.9 billion to shareholders in the form of share repurchases and dividends.

“We are making strong progress across each of our three ambitions by delivering innovation people love,” said Satya Nadella, chief executive officer at Microsoft. “Customer excitement for new devices, Windows 10, Office 365 and Azure is increasing as we bring together the best Microsoft experiences to empower people to achieve more.”

The following table reconciles these financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Earnings per Share
2014 As Reported (GAAP)	$23,201	$5,844	$4,540	$0.54
Integration and Restructuring Charges	-	1,140	909	0.11
2014 As Adjusted (non-GAAP)	$23,201	$6,984	$5,449	$0.65
2015 As Reported (GAAP)	$20,379	$5,793	$4,620	$0.57
Net Impact from Windows 10 Revenue Deferrals	1,281	1,281	760	0.10
2015 As Adjusted (non-GAAP)	$21,660	$7,074	$5,380	$0.67
Percentage Change Y/Y (GAAP)	(12)%	(1)%	2%	6%
Percentage Change Y/Y (non-GAAP)	(7)%	1%	(1)%	3%
Percentage Change Y/Y (non-GAAP) Constant Currency	(2)%	11%	11%	15%

“We’re pleased with our operating results this quarter. With financial discipline and strong execution, we grew operating income by 11 percent in non-GAAP constant currency,” said Amy Hood, executive vice president and chief financial officer of Microsoft.

Revenue in Productivity and Business Processes declined 3% (up 4% in constant currency) to $6.3 billion, with the following business highlights:

•	Office commercial products and cloud services revenue grew 5% in constant currency with Office 365 revenue growth of nearly 70% in constant currency and continued user growth across our productivity offerings

•	Office 365 consumer subscribers increased to 18.2 million, with approximately 3 million subscribers added in the quarter
•	Dynamics revenue grew 12% in constant currency, with the Dynamics CRM Online enterprise installed base growing more than 3x year-over-year

Revenue in Intelligent Cloud grew 8% (up 14% in constant currency) to $5.9 billion, with the following business highlights:

•	Server products and cloud services revenue grew 13% in constant currency, with revenue from premium products and services growing double-digits
•	Azure revenue and compute usage more than doubled year-over-year
•	Enterprise Mobility customers more than doubled year-over-year to over 20,000, and the installed base grew nearly 6x year-over-year

Revenue in More Personal Computing declined 17% (down 13% in constant currency) to $9.4 billion, with the following business highlights:

•	Windows OEM revenue declined 6%, performing better than the overall PC market, as the Windows 10 launch spurred PC ecosystem innovation and helped drive hardware mix toward premium devices
•	Phone revenue declined 54% in constant currency reflecting our updated strategy
•	Search advertising revenue excluding traffic acquisition costs grew 29% in constant currency with Bing US market share benefiting from Windows 10 usage
•	Xbox Live monthly active users grew 28% to 39 million

“We’re seeing great traction with businesses who want to bring Microsoft’s cloud, mobile device management technology and data analytics together to improve security and productivity resulting in almost 70 percent year-over-year growth in our commercial cloud run rate,” said Kevin Turner, chief operating officer at Microsoft.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on October 22, 2016.

Adjusted Financial Results and non-GAAP Measures

During the first quarter of fiscal year 2016, GAAP revenue, operating income, net income, and earnings per share include the net impact from Windows 10 revenue deferrals. For the first quarter of fiscal year 2015, the financial results included the charges related to the integration and restructuring expenses related to both Microsoft’s restructuring plan announced in July 2014 and the ongoing integration of

Nokia Devices and Services (“NDS”). These items are defined below. In addition to these financial results reported in accordance with GAAP, Microsoft has provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these measures without the impact of these items gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance. These non-GAAP financial measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Non-GAAP Definitions

Microsoft recorded $1.28 billion net deferrals of revenue related to Windows 10 during the three months ended September 30, 2015.

Integration and restructuring expenses were $1.14 billion during the three months ended September 30, 2014, due mainly to restructuring charges of $1.05 billion, including employee severance expenses and the write-down of certain assets in connection with the restructuring plan.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. The non-GAAP financial measures presented below should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. All growth comparisons relate to the corresponding period in the last fiscal year.

Financial Performance Constant Currency Reconciliation

		Three Months Ended September 30,
($ in millions, except per share amounts)	2014 As Reported (GAAP)	2014 As Adjusted (non-GAAP)	2015 As Reported (GAAP)	2015 As Adjusted (non-GAAP)	Constant Currency Impact	%Y/Y (GAAP)	% Y/Y (non- GAAP)	% Y/Y Constant Currency (non-GAAP)
Revenue	$23,201	$23,201	$20,379	$21,660	$(1,158)	(12)%	(7)%	(2)%
Operating Income	$5,844	$6,984	$5,793	$7,074	$(691)	(1)%	1%	11%
Net Income	$4,540	$5,449	$4,620	$5,380	$(648)	2%	(1)%	11%
Earnings per Share	$0.54	$0.65	$0.57	$0.67	$(0.08)	6%	3%	15%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	2014 As Reported (GAAP)	2015 As Reported (GAAP)	Constant Currency Impact	%Y/Y (GAAP)	% Y/Y Constant Currency (GAAP)
Productivity and Business Processes	$6,490	$6,306	$(437)	(3)%	4%
Intelligent Cloud	$5,475	$5,892	$(351)	8%	14%
More Personal Computing	$11,236	$9,381	$(371)	(17)%	(13)%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world and its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/investor.

All information in this release is as of October 22, 2015. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news/. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended September 30,
	2015	2014

Revenue	$20,379	$23,201

Cost of revenue	7,207	8,273

Gross margin	13,172	14,928

Research and development	2,962	3,065

Sales and marketing	3,333	3,728

General and administrative	1,084	1,151

Impairment, integration, and restructuring	0	1,140

Operating income	5,793	5,844

Other income (expense), net	(280)	52

Income before income taxes	5,513	5,896

Provision for income taxes	893	1,356

Net income	$4,620	$4,540

Earnings per share:

Basic	$0.58	$0.55

Diluted	$0.57	$0.54

Weighted average shares outstanding:

Basic	7,996	8,249

Diluted	8,066	8,351

Cash dividends declared per common share	$0.36	$0.31

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2015	2014

Net income	$4,620	$4,540

Other comprehensive income (loss):
Net unrealized gains on derivatives (net of tax effects of $23 and $4)	57	319
Net unrealized losses on investments (net of tax effects of $(308) and $(102))	(571)	(189)
Translation adjustments and other (net of tax effects of $(12) and $(47))	(270)	(81)

Other comprehensive income (loss)	(784)	49

Comprehensive income	$3,836	$4,589

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2015	June 30, 2015

Assets
Current assets:

Cash and cash equivalents	$5,431	$5,595

Short-term investments (including securities loaned of $129 and $75)	93,924	90,931

Total cash, cash equivalents, and short-term investments	99,355	96,526

Accounts receivable, net of allowance for doubtful accounts of $250 and $335	11,444	17,908

Inventories	3,816	2,902

Deferred income taxes	1,447	1,915

Other	5,594	5,461

Total current assets	121,656	124,712

Property and equipment, net of accumulated depreciation of $18,009 and $17,606	15,046	14,731

Equity and other investments	11,438	12,053

Goodwill	17,142	16,939

Intangible assets, net	4,745	4,835

Other long-term assets	2,869	2,953

Total assets	$172,896	$176,223

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,630	$6,591

Short-term debt	9,998	4,985

Current portion of long-term debt	750	2,499

Accrued compensation	3,450	5,096

Income taxes	607	606

Short-term unearned revenue	21,603	23,223

Securities lending payable	154	92

Other	6,207	6,766

Total current liabilities	49,399	49,858

Long-term debt	27,819	27,808

Long-term unearned revenue	2,784	2,095

Deferred income taxes	2,169	2,835

Other long-term liabilities	13,280	13,544

Total liabilities	95,451	96,140

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital - shares authorized 24,000; outstanding 7,986 and 8,027	68,093	68,465

Retained earnings	7,614	9,096

Accumulated other comprehensive income	1,738	2,522

Total stockholders’ equity	77,445	80,083

Total liabilities and stockholders’ equity	$172,896	$176,223

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2015	2014

Operations

Net income	$4,620	$4,540

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	1,461	1,428

Stock-based compensation expense	674	646

Net recognized losses on investments and derivatives	101	55

Excess tax benefits from stock-based compensation	(282)	(502)

Deferred income taxes	73	301

Deferral of unearned revenue	10,423	8,022

Recognition of unearned revenue	(11,355)	(10,643)

Changes in operating assets and liabilities:

Accounts receivable	6,376	6,627

Inventories	(937)	(483)

Other current assets	(280)	(280)

Other long-term assets	(5)	279

Accounts payable	(135)	(659)

Other current liabilities	(2,024)	(1,166)

Other long-term liabilities	(116)	189

Net cash from operations	8,594	8,354

Financing

Proceeds from issuance of short-term debt, maturities of 90 days or less, net	4,890	2,999

Proceeds from issuance of debt	121	0

Repayments of debt	(1,750)	(1,500)

Common stock issued	219	216

Common stock repurchased	(4,757)	(2,888)

Common stock cash dividends paid	(2,475)	(2,307)

Excess tax benefits from stock-based compensation	282	502

Other	(178)	0

Net cash used in financing	(3,648)	(2,978)

Investing

Additions to property and equipment	(1,356)	(1,282)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(390)	(141)

Purchases of investments	(37,570)	(24,085)

Maturities of investments	5,686	1,693

Sales of investments	28,502	16,445

Securities lending payable	62	(367)

Net cash used in investing	(5,066)	(7,737)

Effect of exchange rates on cash and cash equivalents	(44)	(6)

Net change in cash and cash equivalents	(164)	(2,367)

Cash and cash equivalents, beginning of period	5,595	8,669

Cash and cash equivalents, end of period	$5,431	$6,302

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended September 30,
	2015	2014

Revenue

Productivity and Business Processes	$6,306	$6,490

Intelligent Cloud	5,892	5,475

More Personal Computing	9,381	11,236

Corporate and Other	(1,200)	0

Total revenue	$20,379	$23,201

Operating Income

Productivity and Business Processes	$3,105	$3,338

Intelligent Cloud	2,400	2,106

More Personal Computing	1,562	1,619

Corporate and Other	(1,274)	(1,219)

Total operating income	$5,793	$5,844